CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 033-59898, No. 333-38143, No. 333-50326 and No. 033-38138)
pertaining to the Investment Incentive Plan of Fremont General Corporation of our report dated June 12, 2002, with respect to the financial statements and schedules of the Fremont General Corporation and Affiliated Companies Investment Incentive Plan included in this Annual Report on Form 11-K for the year ended December 31, 2001.


                                                  /s/  ERNST & YOUNG LLP

Los Angeles, California
June 26, 2002